QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Assured Guaranty Corp.
December 31, 2010
Financial Supplement

This supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (together with its subsidiaries, "Assured Guaranty") with the Securities and Exchange Commission ("SEC"), including Assured Guaranty's Annual Report on Form 10-K for the year ended December 31, 2010. For the purposes of this financial supplement, all references to the "Company" shall mean Assured Guaranty Corp. ("AGC").

Some amounts in this Financial Supplement may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:
Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade or change in outlook at any time of Assured Guaranty Ltd. or its subsidiaries and/or of transactions insured by Assured Guaranty Ltd.'s subsidiaries, both of which have occurred in the past, or a change in rating criteria; (2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, Assured Guaranty's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of Assured Guaranty's expected loss estimates; (5) the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to Assured Guaranty; (7) deterioration in the financial condition of our reinsurers, the amount and timing of reinsurance recoverable actually received and the risk that reinsurers may dispute amounts owed to us under our reinsurance agreements; (8) the possibility that Assured Guaranty will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (9) decreased demand or increased competition; (10) changes in applicable accounting policies or practices; (11) changes in applicable laws or regulations, including insurance and tax laws; (12) other governmental actions; (13) difficulties with the execution of Assured Guaranty's business strategy; (14) contract cancellations; (15) Assured Guaranty's dependence on customers; (16) loss of key personnel; (17) adverse technological developments; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risks and uncertainties that have not been identified at this time; (21) management's response to these factors; and (22) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Corp.
Selected Financial Highlights
(dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Operating income reconciliation:
Operating income (loss) [1]	$(52.8)	$(37.4)	$(49.0)	$(130.0)
Plus after-tax adjustments:
Realized gains (losses) on investments	0.1	(2.1)	1.6	1.9
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(57.9)	(58.8)	(12.6)	(165.3)
Fair value gains (losses) on committed capital securities	1.3	(3.2)	4.6	(30.6)
Foreign exchange gains (losses) on revaluation of premiums receivable	(0.5)	0.4	(2.4)	2.8
Effect of consolidating financial guaranty variable interest entities ("VIEs") [2]	(7.4)	-	9.9	-
Goodwill impairment	-	-	-	(85.4)

Net income (loss)	$(117.2)	$(101.1)	$(47.9)	$(406.6)

Return on equity ("ROE") calculations [3]:
ROE, excluding unrealized gain (loss) on investment portfolio	(41.7)%	(41.6)%	(4.2)%	(36.1)%
Operating ROE	(14.0)%	(11.3)%	(3.2)%	(9.2)%
Other Information
Gross par written	$911	$6,491	$6,763	$46,633

	As of
	December 31, 2010	December 31, 2009
Reconciliation of shareholder's equity to adjusted book value:
Shareholder's equity attributable to Assured Guaranty Corp.	$1,074.1	$1,226.2
Less after-tax adjustments:
Effect of consolidating financial guaranty VIEs [2]	(30.0)	-
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(385.1)	(380.7)
Fair value gains (losses) on committed capital securities	7.2	2.6
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	13.5	27.6

Operating shareholder's equity	$1,468.5	$1,576.7
After-tax adjustments
Less: Deferred acquisition costs	37.6	29.3
Plus: Net present value of estimated net future credit derivative revenue	199.4	244.8
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	595.6	651.3

Adjusted book value	$2,225.9	$2,443.5

Other Information
Net debt service outstanding	$171,047	$186,606
Net par outstanding	118,908	130,468
Claims-paying resources [4]	3,621	3,759

1. The Company has revised its definition of operating income in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. Prior periods are presented on a consistent basis.

2. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income and operating shareholder's equity reverse the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

3. Quarterly ROE calculations represent annualized returns.

4. See page 6.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Corp.
Consolidated Statements of Operations
(dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues:
Net earned premiums	$24.4	$30.9	$106.7	$138.7
Net investment income	24.9	18.3	88.1	76.6
Net realized investment gains (losses)	0.1	(3.2)	2.4	3.0
Net change in fair value of credit derivatives:
Credit derivative revenues	23.8	21.5	86.6	88.9
Losses incurred on credit derivatives	(71.6)	(61.4)	(144.7)	(230.6)
Net unrealized gains (losses), excluding losses incurred	(89.1)	(90.5)	(19.4)	(254.4)

Net change in fair value of credit derivatives	(136.9)	(130.4)	(77.5)	(396.1)
Fair value gains (losses) on committed capital securities	2.0	(4.9)	7.1	(47.1)
Net change in financial guaranty VIEs	(16.2)	-	11.2	-
Other income	(0.5)	0.8	(4.8)	5.4

Total revenues	(102.2)	(88.5)	133.2	(219.5)
Expenses:
Loss and loss adjustment expenses	55.0	47.4	111.2	193.0
Amortization of deferred acquisition costs	6.3	3.8	16.2	6.7
Interest expense	3.7	0.5	15.0	0.5
Goodwill impairment	-	-	-	85.4
Other operating expenses	18.6	19.9	84.1	86.8

Total expenses	83.6	71.6	226.5	372.4

Income (loss) before income taxes	(185.8)	(160.1)	(93.3)	(591.9)
Provision (benefit) for income taxes	(68.6)	(59.0)	(45.4)	(185.3)

Net income (loss)	$(117.2)	$(101.1)	$(47.9)	$(406.6)
Less after-tax adjustments:
Realized gains (losses) on investments	0.1	(2.1)	1.6	1.9
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(57.9)	(58.8)	(12.6)	(165.3)
Fair value gains (losses) on committed capital securities	1.3	(3.2)	4.6	(30.6)
Foreign exchange gains (losses) on revaluation of premiums receivable	(0.5)	0.4	(2.4)	2.8
Effect of consolidating financial guaranty VIEs [1]	(7.4)	-	9.9	-
Goodwill impairment	-	-	-	(85.4)

Operating income (loss)	$(52.8)	$(37.4)	$(49.0)	$(130.0)

Effect of refundings and accelerations, net
Earned premiums from refundings and accelerations, net	$0.2	$6.4	$4.3	$53.8
Operating income effect	$-	$2.5	$2.1	$34.0

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Corp.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(in millions)

	Three Months Ended December 31, 2010			Three Months Ended December 31, 2009
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$24.4	$(0.4)	$24.8	$30.9	$-	$30.9
Net investment income	24.9	-	24.9	18.3	-	18.3
Net realized investment gains (losses)	0.1	0.1	-	(3.2)	(3.2)	-
Net change in fair value of credit derivatives:
Realized gains and other settlements	28.1	28.1	-	18.4	18.4	-
Net unrealized gains (losses)	(165.0)	(165.0)	-	(148.8)	(148.8)	-
Credit derivative revenues	-	(23.8)	23.8	-	(21.5)	21.5
Losses incurred on credit derivatives	-	71.6	(71.6)	-	61.4	(61.4)

Net change in fair value of credit derivatives	(136.9)	(89.1)	(47.8)	(130.4)	(90.5)	(39.9)
Fair value gain (loss) on committed capital securities	2.0	2.0	-	(4.9)	(4.9)	-
Net change in financial guaranty VIEs	(16.2)	(16.2)	-	-	-	-
Other income	(0.5)	(0.8)	0.3	0.8	0.6	0.2

Total revenues	(102.2)	(104.4)	2.2	(88.5)	(98.0)	9.5
Expenses:
Loss and loss adjustment expenses	55.0	(5.2)	60.2	47.4	-	47.4
Amortization of deferred acquisition costs	6.3	-	6.3	3.8	-	3.8
Interest expense	3.7	-	3.7	0.5	-	0.5
Goodwill impairment	-	-	-	-	-	-
Other operating expenses	18.6	-	18.6	19.9	-	19.9

Total expenses	83.6	(5.2)	88.8	71.6	-	71.6

Income (loss) before income taxes	(185.8)	(99.2)	(86.6)	(160.1)	(98.0)	(62.1)
Provision (benefit) for income taxes	(68.6)	(34.8)	(33.8)	(59.0)	(34.3)	(24.7)

Net income (loss)	$(117.2)	$(64.4)	$(52.8)	$(101.1)	$(63.7)	$(37.4)

Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Assured Guaranty Corp.
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
(in millions)

	Year Ended December 31, 2010			Year Ended December 31, 2009
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$106.7	$(1.4)	$108.1	$138.7	$-	$138.7
Net investment income	88.1	-	88.1	76.6	-	76.6
Net realized investment gains (losses)	2.4	2.4	-	3.0	3.0	-
Net change in fair value of credit derivatives:
Realized gains and other settlements	73.7	73.7	-	85.3	85.3	-
Net unrealized gains (losses)	(151.2)	(151.2)	-	(481.4)	(481.4)	-
Credit derivative revenues	-	(86.6)	86.6	-	(88.9)	88.9
Losses incurred on credit derivatives	-	144.7	(144.7)	-	230.6	(230.6)

Net change in fair value of credit derivatives	(77.5)	(19.4)	(58.1)	(396.1)	(254.4)	(141.7)
Fair value gain (loss) on committed capital securities	7.1	7.1	-	(47.1)	(47.1)	-
Net change in financial guaranty VIEs	11.2	11.2	-	-	-	-
Other income	(4.8)	(3.8)	(1.0)	5.4	4.2	1.2

Total revenues	133.2	(3.9)	137.1	(219.5)	(294.3)	74.8
Expenses:
Loss and loss adjustment expenses	111.2	(5.5)	116.7	193.0	-	193.0
Amortization of deferred acquisition costs	16.2	-	16.2	6.7	-	6.7
Interest expense	15.0	-	15.0	0.5	-	0.5
Goodwill impairment	-	-	-	85.4	85.4	-
Other operating expenses	84.1	-	84.1	86.8	-	86.8

Total expenses	226.5	(5.5)	232.0	372.4	85.4	287.0

Income (loss) before income taxes	(93.3)	1.6	(94.9)	(591.9)	(379.7)	(212.2)
Provision (benefit) for income taxes	(45.4)	0.5	(45.9)	(185.3)	(103.1)	(82.2)

Net income (loss)	$(47.9)	$1.1	$(49.0)	$(406.6)	$(276.6)	$(130.0)

Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Assured Guaranty Corp.
Consolidated Balance Sheets
(in millions)

	As of
	December 31, 2010	December 31, 2009
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$2,488.9	$2,045.2
Short-term investments, at fair value	235.7	802.6
Other invested assets	12.5	-

Total investment portfolio	2,737.1	2,847.8
Cash	16.6	2.5
Premiums receivable, net of ceding commissions payable	269.6	351.4
Ceded unearned premium reserve	388.6	435.3
Deferred acquisition costs	57.9	45.2
Reinsurance recoverable on unpaid losses	68.1	50.7
Salvage and subrogation recoverable	184.0	169.9
Credit derivative assets	399.5	252.0
Deferred tax asset, net	342.6	241.8
Current income tax receivable	38.3	60.1
Financial guaranty VIE assets[1], at fair value	966.0	-
Other assets	74.6	43.1

Total assets	$5,542.9	$4,499.8

Liabilities and shareholder's equity:
Liabilities:
Unearned premium reserve	$1,323.1	$1,451.6
Loss and loss adjustment expense reserve	231.1	191.2
Reinsurance balances payable, net	121.6	166.0
Note payable to affiliate	300.0	300.0
Credit derivative liabilities	1,360.4	1,076.7
Financial guaranty VIE liabilities with recourse[1], at fair value	523.5	-
Financial guaranty VIE liabilities without recourse[1], at fair value	495.7	-
Other liabilities	113.4	88.1

Total liabilities	4,468.8	3,273.6
Shareholder's equity:
Preferred stock	-	-
Common stock	15.0	15.0
Additional paid-in capital	1,037.1	1,037.1
Retained earnings [1]	15.9	153.7
Accumulated other comprehensive income	6.1	20.4

Total shareholder's equity	1,074.1	1,226.2

Total liabilities and shareholder's equity	$5,542.9	$4,499.8

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts.

Assured Guaranty Corp.
Claims Paying Resources
(dollars in millions)

	As of
	December 31, 2010	December 31, 2009
Claims paying resources
Policyholders' surplus	$854	$1,224
Contingency reserve	703	556

Qualified statutory capital	1,557	1,780
Unearned premium reserve	877	887
Loss and loss adjustment expense reserve [1]	448	280

Total policyholders' surplus and reserves	2,882	2,947
Present value of installment premium [2]	539	612
Standby line of credit/stop loss	200	200

Total claims paying resources	$3,621	$3,759

Net par outstanding [3]	$118,898	$130,468
Net debt service outstanding [3]	171,037	186,606
Ratios:
Net par outstanding to qualified statutory capital	76:1	73:1
Capital ratio [4]	110:1	105:1
Financial resources ratio [5]	47:1	50:1

1. Reserves as of December 31, 2010 and December 31, 2009 are reduced by approximately $0.3 billion and $0.3 billion, respectively, for the benefit related to representation and warranty recoverables.

2. Includes financial guaranty insurance and credit derivatives.

3. Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., the rights and interests of bondholders and their lien on pledged revenues or other security are terminated in accordance with bond documentation) and when such issue is economically defeased (i.e., bond documentation does not provide a procedure for termination of such rights, interests and lien other than through payment of all outstanding debt in full; funds are deposited in an escrow account for future payment of the debt; and if the funds deposited prove insufficient to pay the outstanding debt in full, the issuer continues to be legally obligated to make payment on such debt).

4. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

5. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Corp.
New Business Production
(in millions)

	Three Month Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Consolidated new business production analysis:
Present value of new business production ("PVP")
Public finance - U.S.
Primary markets	$6.2	$82.2	$36.3	$527.2
Secondary markets	-	13.9	10.1	56.1
Public finance - non-U.S.
Primary markets	-	-	-	1.6
Secondary markets	-	-	0.7	0.2
Structured finance - U.S.	15.8	4.7	27.0	21.3
Structured finance - non-U.S.	-	-	-	-

Total PVP	22.0	100.8	74.1	606.4
Less: PVP of credit derivatives	-	-	-	2.4

PVP of financial guaranty insurance	22.0	100.8	74.1	604.0
Less: Financial guaranty installment premium PVP	16.1	18.8	28.1	52.1

Total: Financial guaranty upfront gross written premiums ("GWP")	5.9	82.0	46.0	551.9
Plus: Financial guaranty installment adjustment [1]	(48.3)	(10.8)	(25.9)	25.0

Total financial guaranty GWP	(42.4)	71.2	20.1	576.9
Plus: other segment GWP	-	-	-	-

Total GWP	$(42.4)	$71.2	$20.1	$576.9

Consolidated financial guaranty gross par written:
Public finance - U.S.
Primary markets	$547	$4,806	$3,472	$42,784
Secondary markets	2	435	295	1,309
Public finance - non-U.S.
Primary markets	-	-	-	226
Secondary markets	-	-	34	90
Structured finance - U.S.	362	1,250	2,962	2,224
Structured finance - non-U.S.	-	-	-	-

Total	$911	$6,491	$6,763	$46,633

1. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Corp.
Financial Guaranty Gross Par Written
(in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended December 31, 2010		Year Ended December 31, 2010
	Gross Par Written	Avg. Rating [1]	Gross Par Written	Avg. Rating [1]
Sector:
U.S. public finance
General obligation	$329	A	$2,401	A
Municipal utilities	104	A	513	A-
Higher education	114	A-	415	A
Tax backed	1	A-	264	A
Transportation	1	A	163	A
Healthcare	-		11	A

Total U.S. public finance	549	A	3,767	A
Non-U.S. public finance:
Infrastructure finance	-	-	34	BBB

Total non-U.S. public finance	-	-	34	BBB

Total public finance	$549	A	$3,801	A

U.S. structured finance
Consumer receivables	$-	-	$1,600	AAA
Structured credit	362	A-	362	A-
Other structured finance	-	-	1,000	AAA

Total U.S. structured finance	362	A-	2,962	AA+
Non-U.S. structured finance:
Total non-U.S. structured finance	-		-

Total structured finance	$362	A-	$2,962	AA+

Total gross par written	$911	A	$6,763	AA-

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized statistical rating organizations ("NRSROs"); however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Corp.
Underwriting Gain (Loss)
(in millions)

									Full Year
	1Q-09	2Q-09	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10	2009	2010
Income statement:
Net earned premiums:
Scheduled net earned premiums:
Public finance - U.S.	$13.0	$15.0	$(0.7)	$14.0	$10.9	$19.3	$15.7	$17.5	$41.3	$63.4
Public finance - non-U.S.	0.8	0.6	0.8	0.6	6.1	(4.9)	2.2	0.5	2.8	3.9
Structured finance - U.S.	1.1	18.2	9.2	9.0	9.6	9.1	8.1	5.8	37.5	32.6
Structured finance - non-U.S.	10.2	(8.7)	0.9	0.9	0.8	0.9	1.4	0.8	3.3	3.9

Total scheduled net earned premiums	25.1	25.1	10.2	24.5	27.4	24.4	27.4	24.6	84.9	103.8
Net earned premiums from refundings and accelerations	42.6	1.6	3.2	6.4	2.1	1.4	0.6	0.2	53.8	4.3

Total net earned premiums	67.7	26.7	13.4	30.9	29.5	25.8	28.0	24.8	138.7	108.1
Credit derivative revenues [1]	23.0	22.0	22.4	21.5	20.7	20.9	21.2	23.8	88.9	86.6
Other income	0.7	0.5	(0.2)	0.2	0.4	(0.4)	(1.3)	0.3	1.2	(1.0)

Total underwriting revenues	91.4	49.2	35.6	52.6	50.6	46.3	47.9	48.9	228.8	193.7
Loss and loss adjustment expenses	21.4	46.4	77.8	47.4	34.5	3.7	18.3	60.2	193.0	116.7
Losses incurred on credit derivatives [2]	1.1	26.2	141.9	61.4	64.6	(0.4)	8.9	71.6	230.6	144.7

Total losses incurred	22.5	72.6	219.7	108.8	99.1	3.3	27.2	131.8	423.6	261.4
Amortization of deferred acquisition costs	(0.3)	3.1	0.1	3.8	4.1	1.6	4.2	6.3	6.7	16.2
Operating expenses	15.2	14.2	13.8	14.6	24.5	15.8	17.4	17.3	57.8	75.0

Total underwriting expenses	37.4	89.9	233.6	127.2	127.7	20.7	48.8	155.4	488.1	352.6

Underwriting gain (loss) [3]	$54.0	$(40.7)	$(198.0)	$(74.6)	$(77.1)	$25.6	$(0.9)	$(106.5)	$(259.3)	$(158.9)

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

3. The Company has revised its definition of underwriting gain in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. 2009 amounts are presented on a consistent basis.

Assured Guaranty Corp.
Investment Portfolio, Available-For-Sale
As of December 31, 2010
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income [1]
Investment portfolio, available for sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$313.4	2.54%	1.65%	$325.7	$7.9
Agency obligations	152.2	2.89%	1.88%	158.6	4.4
Obligations of states and political subdivisions	1,089.1	4.33%	4.07%	1,076.7	47.2
Insured obligations of state and political subdivisions [2]	363.7	4.75%	4.50%	360.8	17.3
Corporate securities	217.0	3.45%	2.24%	224.8	7.5
Mortgage-backed securities ("MBS"):
Residential MBS ("RMBS")	115.0	4.30%	2.79%	113.5	4.9
Commercial MBS ("CMBS")	76.0	5.37%	3.49%	80.3	4.1
Asset-backed securities [3]	57.0	2.60%	1.69%	59.3	1.5
Foreign government securities	84.4	3.80%	2.47%	89.2	3.2

Total fixed maturity securities	2,467.8	3.97%	3.34%	2,488.9	98.0
Short-term investments	235.7	0.15%	0.10%	235.7	0.3

Total	$2,703.5	3.64%	3.06%	$2,724.6	$98.3

Ratings [4] :	Fair Value	% of Total
Treasury and government obligations of U.S. government agencies	$325.7	13.1%
Agency obligations	158.6	6.4%
AAA/Aaa	607.5	24.4%
AA/Aa	1,012.0	40.7%
A/A	324.0	13.0%
BBB	13.6	0.5%
Below investment grade ("BIG") [5]	47.5	1.9%

Total fixed maturity securities available for sale	$2,488.9	100.0%

Duration of available-for-sale investment portfolio (in years):		5.7

Average ratings of available-for-sale investment portfolio		AA

1. Represents annualized investment income based on amortized cost and pre-tax book yields.

2. Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") average AA-.

3. Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").

4. Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies which use internal ratings classifications.

5. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation or other risk management strategies of $152.9 million in par with carrying value of $47.5 million.

Assured Guaranty Corp.
Estimated Net Exposure Amortization 1 and Estimated Future Net Earned Premium and Credit Derivative Revenues
(in millions)

			Financial Guaranty Insurance [2]
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Earned Premiums	Future Credit Derivative Revenues [3]	Total
2010 (as of December 31)		$171,047
2011	10,272	160,775	$75.7	$5.7	$81.4	$67.0	$148.4
2012	11,845	148,930	71.5	5.2	76.7	60.1	136.8
2013	11,970	136,960	66.5	4.6	71.1	49.2	120.3
2014	14,094	122,866	60.8	4.2	65.0	35.9	100.9
2015	12,678	110,188	56.9	3.9	60.8	26.1	86.9
2011-2015	60,859	110,188	331.4	23.6	355.0	238.3	593.3
2016-2020	35,274	74,914	229.4	14.5	243.9	75.7	319.6
2021-2025	27,734	47,180	160.5	8.9	169.4	47.9	217.3
2026-2030	18,512	28,668	105.6	5.3	110.9	36.6	147.5
After 2030	28,668	-	107.6	2.8	110.4	55.9	166.3

Total	$171,047		$934.5	$55.1	$989.6	$454.4	$1,444.0

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2010. Actual amortization may differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2. See page 12 for "Present Value of Financial Guaranty Insurance Net Loss to be Expensed."

3. Excludes contracts with credit impairment.

Assured Guaranty Corp.
Present Value ("PV") of Financial Guaranty Insurance Net Loss to be Expensed
(in millions)

Net Expected Loss to be Expensed [1]
Financial guaranty insurance losses to be expensed:
2011 (January 1 - March 31)	$0.5
2011 (April 1 - June 30)	0.5
2011 (July 1 - September 30)	0.5
2011 (October 1 - December 31)	0.4
2012	1.7
2013	1.5
2014	1.3
2015	1.1
2011-2015	7.5
2016-2020	4.2
2021-2025	2.1
2026-2030	1.6
After 2030	2.0

Total expected PV of net loss to be expensed	17.4
Discount	125.3

Total future value	$142.7

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0% to 5.34%.

Assured Guaranty Corp.
Financial Guaranty Profile (1 of 3)
(in millions)

Net Par Outstanding and Average Rating by Asset Type

	As of December 31, 2010
	Net Par Outstanding	Avg. Rating [1]
U.S. public finance:
General obligation	$25,281	A
Tax backed	11,791	A
Municipal utilities	9,002	A
Transportation	6,538	A
Healthcare	5,035	A
Higher education	3,447	A
Infrastructure finance	962	BBB
Investor-owned utilities	577	A-
Housing	246	AA-
Other public finance	1,701	A

Total U.S. public finance	64,580	A
Non-U.S. public finance:
Pooled infrastructure	1,849	AA
Infrastructure finance	1,192	BBB
Regulated utilities	1,070	A-
Other public finance	92	AA-

Total non-U.S. public finance	4,203	A

Total public finance	$68,783	A

U.S. structured finance:
Pooled corporate obligations	$20,871	AA+
RMBS	9,710	BB+
CMBS and other commercial real estate related exposures	5,467	AAA
Consumer receivables	2,283	AAA
Commercial receivables	1,054	BBB+
Structured credit	916	BBB
Insurance securitizations	243	A
Other structured finance	117	A-

Total U.S. structured finance	40,661	AA-
Non-U.S. structured finance:
Pooled corporate obligations	6,830	AAA
RMBS	1,240	AAA
Commercial receivables	560	A-
Structured credit	364	BBB
Insurance securitizations	279	CCC-
CMBS and other commercial real estate related exposures	188	AAA
Other structured finance	3	A

Total non-U.S. structured finance	9,464	AA+

Total structured finance	$50,125	AA-

Total net par outstanding	$118,908	A+

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Corp.
Financial Guaranty Profile (2 of 3)
(in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	As of December 31, 2010
	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated
Ratings[1] :	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%

Super senior	$-	0.0%	$955	22.7%	$6,919	17.0%	$2,313	24.4%	$10,187	8.6%
AAA	126	0.2%	13	0.3%	16,143	39.7%	4,666	49.3%	20,948	17.6%
AA	11,240	17.4%	257	6.1%	3,326	8.2%	434	4.6%	15,257	12.8%
A	41,849	64.8%	1,368	32.5%	2,966	7.3%	266	2.8%	46,449	39.1%
BBB	10,565	16.4%	1,409	33.5%	3,627	8.9%	1,230	13.0%	16,831	14.2%
BIG	800	1.2%	201	4.9%	7,680	18.9%	555	5.9%	9,236	7.7%

Total net par outstanding	$64,580	100.0%	$4,203	100.0%	$40,661	100.0%	$9,464	100.0%	$118,908	100.0%

Ceded Par Outstanding by Reinsurer and Insurer Financial Strength Rating

Reinsurer	Moody's Rating	S&P Rating	Ceded Par Outstanding	% of Total

Affiliated companies	A1	AA	$42,989	92.8%
Non-affiliated companies:
RAM Reinsurance Co. Ltd.	WR	WR	2,904	6.3%
Radian Asset Assurance Inc.	Ba1	BB-	183	0.4%
Ambac Assurance Corporation	Caa2	WR	109	0.2%
MBIA Insurance Corporation	B3	B	108	0.2%
Other	Various	Various	36	0.1%

Non-affiliated companies			3,340	7.2%

Total			$46,329	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Corp.
Financial Guaranty Profile (3 of 3)
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of December 31, 2010

	Net Par Outstanding	% of Total
U.S.:
Public finance:
California	$7,633	6.4%
Texas	6,488	5.5%
New York	4,973	4.2%
Pennsylvania	4,715	4.0%
Florida	4,587	3.9%
Illinois	3,593	3.0%
New Jersey	2,665	2.2%
Puerto Rico	1,998	1.7%
Alabama	1,970	1.7%
Other states	25,958	21.8%

Total U.S. public finance	64,580	54.4%
Structured finance (multiple states)	40,661	34.2%

Total U.S.	105,241	88.6%

Non-U.S.:
United Kingdom	6,227	5.2%
Australia	1,058	0.9%
Cayman Islands	734	0.6%
Turkey	222	0.2%
Other	5,426	4.5%

Total non-U.S.	13,667	11.4%

Total net par outstanding	$118,908	100.0%

Assured Guaranty Corp.
Direct Pooled Corporate Obligations Profile
(dollars in millions)

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Ratings as of December 31, 2010

Ratings [1]:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]
Super Senior	$4,968	18.2%	41.7%	38.0%
AAA	16,474	60.2%	34.5%	32.1%
AA	1,444	5.3%	42.8%	38.0%
A	386	1.4%	53.9%	47.2%
BBB	1,871	6.8%	45.3%	34.9%
BIG	2,218	8.1%	45.4%	22.5%

Total exposures	$27,361	100.0%	38.2%	33.1%

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Asset Class as of December 31, 2010

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating [1]
CBOs/CLOs [3]	$18,499	67.6%	35.3%	32.5%	AAA
Market value CDOs [4] of corporate	3,109	11.4%	43.1%	39.3%	AAA
Trust preferred - banks and insurance [5]	2,659	9.7%	46.8%	31.1%	BBB-
Trust preferred - U.S. mortgage and REITs [5] [6]	1,827	6.7%	50.1%	33.2%	BB
Synthetic investment grade pooled corporate	702	2.6%	30.0%	30.1%	Super Senior
Trust preferred - european Mortgage and REITs [5] [6]	565	2.0%	37.3%	33.9%	BBB-

Total exposures	$27,361	100.0%	38.2%	33.1%	AA+

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

3. CBOs (collateralized bond obligations) /CLOs (collateralized loan obligations) are largely non-investment grade/high yield collateral.

4. CDOs are collateralized debt obligations.

5. Prior to fourth quarter 2010, the ratio of average current credit enhancement for Trust Preferred Pooled Corporate Obligations was based on the value of the collateral as reported by the trustees, which for non-performing or low-rated collateral varied by transaction in accordance with the individual transaction documents. Beginning fourth quarter 2010, Assured Guaranty has made the measure consistent across transactions, assigning a value of 100% of the par to all performing securities, applying a standard haircut for restructured performing collateral, assigning recovery assumptions for defaulted collateral by collateral type, and making additional negative adjustments for transactions where the notional amount of interest rate hedges materially exceeds the amount of performing collateral requiring hedges.

6. REITs are real estate investment trusts.

Assured Guaranty Corp.
Consolidated U.S. RMBS Profile
(dollars in millions)

Distribution of U.S. RMBS by Rating 1 and Type of Exposure as of December 31, 2010

Ratings [1]:	Prime First Lien	Closed End Seconds	HELOC [2]	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	Total Net Par Outstanding
AAA	$2	$0	$12	$12	$-	$753	$780
AA	27	28	5	134	22	1,274	1,490
A	14	0	-	77	96	858	1,045
BBB	19	-	9	809	87	357	1,282
BIG	487	200	492	2,551	754	627	5,111

Total exposures	$549	$228	$519	$3,584	$959	$3,869	$9,710

  Distribution of U.S. RMBS by Year Insured and Type of Exposure as of December 31, 2010

Year insured [3]:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$44	$0	$31	$38	$39	$239	$391
2005	115	-	198	261	23	28	626
2006	-	-	-	-	32	2,873	2,905
2007	390	228	291	1,989	783	729	4,410
2008	-	-	-	1,295	82	-	1,377

Total exposures	$549	$228	$519	$3,584	$959	$3,869	$9,710

  Distribution of U.S. RMBS by Rating 1 and Year Insured as of December 31, 2010

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$117	$63	$46	$133	$31	$391
2005	28	-	75	54	469	626
2006	628	1,273	805	99	100	2,905
2007	7	29	38	477	3,860	4,410
2008	-	125	82	519	651	1,377

Total exposures	$780	$1,490	$1,045	$1,282	$5,111	$9,710

% of total	8.0%	15.4%	10.8%	13.2%	52.6%	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

2. Home equity line of credit ("HELOC") securitizations.

3. AGC has not insured any U.S. RMBS transactions since 2008.

Assured Guaranty Corp.
Financial Guaranty Direct U.S. RMBS Profile (1 of 2)
(dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 2010 1

U.S. Prime First Lien

Year insured:	Net Par Outstanding	Pool Factor [2]	Subordination [3]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
2005	$115	50.4%	4.9%	0.9%	7.9%	6
2006	-	-	-	-	-	-
2007	390	62.9%	10.3%	2.4%	14.7%	1
2008	-	-	-	-	-	-

	$505	60.0%	9.1%	2.0%	13.2%	7

U.S. Closed End Seconds

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$-	-	-	-	-	-
2006	-	-	-	-	-	-
2007	228	31.8%	1.3%	56.2%	13.0%	5
2008	-	-	-	-	-	-

	$228	31.8%	1.3%	56.2%	13.0%	5

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$198	20.6%	0.0%	18.4%	16.4%	2
2006	-	-	-	-	-	-
2007	291	38.6%	0.0%	36.4%	10.0%	2
2008	-	-	-	-	-	-

	$489	31.3%	0.0%	29.1%	12.6%	4

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$261	44.1%	11.7%	2.9%	15.9%	13
2006	-	-	-	-	-	-
2007	1,989	59.6%	9.2%	8.2%	33.1%	8
2008	1,295	55.5%	26.3%	9.4%	30.9%	5

	$3,546	56.9%	15.7%	8.3%	31.0%	26

1. Net par outstanding is based on values as of December 31, 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that have been delinquent for more than 60 days and all loans that are in foreclosure, bankruptcy or real estate owned ("REO"), divided by net par outstanding.

Assured Guaranty Corp.
Financial Guaranty Direct U.S. RMBS Profile (2 of 2)
(dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 2010 1

U.S. Alt-A Option ARMs

Year insured:	Net Par Outstanding	Pool Factor [2]	Subordination [3]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
2005	$23	23.4%	24.3%	4.0%	21.7%	1
2006	32	38.1%	9.2%	8.0%	23.5%	1
2007	783	60.8%	8.1%	9.2%	33.0%	5
2008	82	62.2%	49.4%	8.1%	35.1%	1

	$921	59.2%	12.2%	8.9%	32.6%	8

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$28	20.3%	83.6%	10.9%	61.5%	1
2006	2,873	25.0%	62.0%	13.7%	41.1%	2
2007	729	36.6%	27.9%	20.0%	47.2%	4
2008	-	-	-	-	-	-

	$3,630	27.3%	55.3%	15.0%	42.5%	7

1. Net par outstanding is based on values as of December 31, 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Corp.
Financial Guaranty Direct U.S. Commercial Real Estate Profile
(dollars in millions)

Distribution of Financial Guaranty Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating 1, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 2010 2

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor [3]	Subordination [4]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
Super senior	$3,349	88.3%	31.4%	0.7%	8.3%	183
AAA	196	82.6%	27.3%	0.4%	13.2%	9
AA	525	85.3%	14.1%	0.9%	7.3%	29
A	370	75.2%	12.9%	0.8%	8.9%	11
BBB	-	-	-	-	-	-
BIG	-	-	-	-	-	-

Total exposures	$4,440	86.6%	27.6%	0.7%	8.5%	232

CDOs of U.S. Commercial Real Estate and CMBS 7

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [8]	Avg. Current Credit Enhancement [8]
CDOs of commercial real estate	$557	55.8%	49.7%	50.5%
CDO of CMBS [9]	442	44.2%	30.4%	47.9%

Total exposures	$999	100.0%	41.2%	49.3%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA- rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. Net par outstanding is based on values as of December 31, 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

7. Represents U.S. other CMBS not included in the table above.

8. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

9. Relates to vintages 2003 and prior.

Assured Guaranty Corp.
Direct U.S. Consumer Receivables Profile
(dollars in millions)

Distribution of Direct U.S. Consumer Receivables by Rating 1 as of December 31, 2010

Rating:	Credit Cards	Student Loans	Auto	Total Net Par Outstanding
Super senior	$863	$-	$-	$863
AAA	-	1,029	-	1,029
AA	-	-	-	-
A	-	-	246	246
BBB	-	-	44	44
BIG	-	-	-	-

Total exposures	$863	$1,029	$290	$2,182

Average rating [1]	Super Senior	AAA	A	AAA
Avg. initial credit enhancement [2]	53.7%	7.1%	19.8%	27.2%
Avg. current credit enhancement [2]	56.8%	8.5%	30.7%	30.5%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA- rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

Assured Guaranty Corp.
Direct Credit Derivative Net Par Outstanding Profile
(dollars in millions)

Distribution of Direct Credit Derivative Net Par Outstanding by Rating

	December 31, 2010
Ratings [1]:	Net Par Outstanding	% of Total
Super senior	$9,325	21.9%
AAA	17,799	41.8%
AA	3,232	7.6%
A	2,998	7.0%
BBB	3,321	7.8%
BIG	5,892	13.9%

Total direct credit derivative net par outstanding	$42,567	100.0%

Distribution of Direct Credit Derivative Net Par Outstanding by Sector and Average Rating

	December 31, 2010
	Net Par Outstanding	Average Rating [1]
Public finance
U.S. public finance	$-	-
Non-U.S. public finance	2,830	A+

Total public finance	$2,830	A+

U.S. structured finance:
Pooled corporate obligations	$18,235	AA+
RMBS	7,445	BBB-
CMBS	5,272	AAA
Commercial receivables	581	BBB+
Consumer receivables	462	AAA
Structured credit	191	BB
Insurance securitizations	75	BBB
Other structured finance	95	AA-

Total U.S. structured finance	32,356	AA-

Non-U.S. structured finance:
Pooled corporate obligations	6,204	AAA
RMBS	887	AAA
CMBS	189	AAA
Structured credit	71	BBB
Insurance securitizations	30	CCC

Total non-U.S. structured finance	7,381	AAA

Total structured finance	$39,737	AA

Total direct credit derivative net par outstanding	$42,567	AA

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Corp.
Below Investment Grade Exposures (1 of 3)
As of December 31, 2010
(in millions)

Net Par Outstanding
BIG Exposures by Asset Exposure Type
U.S. public finance:
Municipal utilities	$193
Transportation	162
Tax backed	113
General obligation	111
Healthcare	98
Infrastructure finance	26
Higher education	12
Housing	1
Other public finance	84

Total U.S. public finance	800
Non-U.S. public finance:
Infrastructure finance	201

Total non-U.S. public finance	201

Total public finance	$1,001

U.S. structured finance:
RMBS	$5,111
Pooled corporate obligations	2,224
Structured credit	245
Commercial receivables	67
Consumer receivables	13
Other structured finance	20

Total U.S. structured finance	7,680

Non-U.S. structured finance:
Insurance securitizations	279
Pooled corporate obligations	276

Total non-U.S. structured finance	555

Total structured finance	$8,235

Total BIG net par outstanding	$9,236

Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Corp.
Below Investment Grade Exposures (2 of 3)
As of December 31, 2010
(dollars in millions)

Net Par Outstanding by BIG Category 1

	Financial Guaranty Insurance and Credit Derivatives BIG Surveillance Categories
	December 31, 2010	December 31, 2009
Category 1
U.S. public finance	$502	$280
Non-U.S. public finance	200	65
U.S. structured finance	2,434	1,543
Non-U.S. structured finance	276	—

Total Category 1	3,412	1,888
Category 2
U.S. public finance	47	63
Non-U.S. public finance	1	4
U.S. structured finance	3,641	4,179
Non-U.S. structured finance	—	—

Total Category 2	3,689	4,246
Category 3
U.S. public finance	251	271
Non-U.S. public finance	—	36
U.S. structured finance	1,605	1,507
Non-U.S. structured finance	279	279

Total Category 3	2,135	2,093

Total BIG net par outstanding	$9,236	$8,227

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. During the fourth quarter of 2010 the Company revised the definitions of the three BIG surveillance categories to more closely track Risk Management personnel's view of whether a transaction is expected to experience a loss, without regard to whether the probability weighted expected loss exceeded the unearned premium reserve. While the revisions resulted in a number of transactions moving between BIG categories, the Company estimates that the revisions had a relatively small impact on the totals in each category. BIG Category 1: Below investment grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category. BIG Category 2: Below investment grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid. BIG Category 3: Below investment grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

Assured Guaranty Corp.
Below Investment Grade Exposures (3 of 3)
As of December 31, 2010
(dollars in millions)

BIG Exposures Greater Than $50 Million

Name or description	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement	60+ Day Delinquencies [2]
U.S. public finance:
Jefferson County Alabama Sewer	$192	D
San Joaquin Hills California Transportation	162	BB
Detroit (City of) Michigan	87	BB+
Orlando Tourist Development Tax - Florida	57	BB+
St. Barnabas Health System - New Jersey	55	BB

Total	$553
Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$117	BB
Alte Liebe I Limited (Wind Farm)	57	BB

Total	$174
U.S. structured finance:
U.S. RMBS:
Deutsche Alt-A Securities Mortgage Loan 2007-2	$582	CCC	1.6%	31.6%
Mortgage IT Securities Corp. Mortgage Loan 2007-2	390	B	10.3%	14.7%
Private Residential Mortgage Transaction	346	CCC	24.8%	32.8%
Deutsche Alt-A Securities Mortgage Loan 2007-3	343	B	6.2%	22.1%
Private Residential Mortgage Transaction	341	B	21.8%	29.5%
CWALT Alternative Loan Trust 2007-HY9	317	CCC	6.4%	47.5%
Private Residential Mortgage Transaction	311	BB	21.8%	28.7%
Private Residential Mortgage Transaction	310	B	14.7%	36.2%
Countrywide Home Equity Loan Trust 2007-D	277	CCC	0.0%	10.3%
AAA Trust 2007-2	273	CCC	34.5%	47.3%
Countrywide Home Equity Loan Trust 2005-J	163	CCC	0.0%	16.3%
CWALT 2007-OA10	123	CCC	10.5%	53.7%
Lehman Excess Trust 2007-16N	105	CCC	8.6%	43.2%
ACE Home Equity Loan Trust 2007-SL3	96	B	0.0%	16.3%
Taylor Bean & Whitaker 2007-2	90	CCC	0.0%	30.8%
MASTR Asset Backed Securities Trust 2005-NC2	68	B	15.1%	39.5%
CSAB Mortgage-Backed Trust 2007-1	52	CCC	0.0%	33.6%

Total U.S. RMBS	$4,187
Other:
Taberna Preferred Funding IV, LTD.	219	CCC	26.1%	N/A
Taberna Preferred Funding III, LTD.	215	CCC	16.7%	N/A
Alesco Preferred Funding XVI, LTD.	215	B-	7.8%	N/A
Trapeza CDO XI	196	BB	26.8%	N/A
Weinstein Film Securitization	191	BB	N/A	N/A
Taberna Preferred Funding II, LTD.	176	CCC	21.0%	N/A
Attentus CDO I Limited	172	BB	30.0%	N/A
Alesco Preferred Funding XVII, LTD.	172	B-	15.8%	N/A
Attentus CDO II Limited	142	BB	26.7%	N/A
Trapeza CDO X, LTD.	133	BB	29.4%	N/A
Taberna Preferred Funding VI, LTD.	114	CCC	25.7%	N/A
US Capital Funding IV, LTD.	113	B-	13.4%	N/A
Preferred Term Securities XVI, LTD.	101	B	26.5%	N/A
Capco - Excess SIPC Excess of Loss Reinsurance	54	BB	N/A	N/A

Total other	$2,213

Total	$6,400
Non-U.S. structured finance:
Orkney Re II, Plc Series A-1 Floating Rate Notes	$149	CCC	N/A	N/A
Ballantyne Re PLC	130	CC	N/A	N/A
Augusta Funding Limited 05 Perpetual Note Issue	82	BB	N/A	N/A
Augusta Funding Limited 07 Perpetual Note Issue	77	BB	N/A	N/A

Total	$438

Total	$7,565

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

2. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Corp.
Largest Exposures by Sector (1 of 4)
As of December 31, 2010
(dollars in millions)

50 Largest U.S Public Finance Exposures

Credit name:	Net Par Outstanding	Internal Rating [1]
California (State of)	$1,017	A-
Puerto Rico (Commonwealth of)	907	BBB-
North Texas Tollway Authority	699	A
Miami-Dade County Florida Aviation Authority - Miami International Airport	683	A+
Miami-Dade County Florida School District	651	A-
Pennsylvania Turnpike Commission	590	A+
Georgia Board of Regents Revenue Stream	590	A
Philadelphia (City of) Pennsylvania	580	BBB+
New Jersey (State of)	568	AA-
New York (State of)	509	AA
Puerto Rico Highway and Transportation Authority	500	BBB
Houston Texas Water and Sewer Authority	482	A+
New York (City of) New York	465	AA
Dade County, Florida General Obligation	401	AA-
Chicago-O'Hare International Airport	368	A
San Francisco Airports Commission	362	A
Michigan (State of)	355	A+
Denver (City and County of) Colorado Airport Revenue Bonds	353	A+
Dormitory Authority of the State of New York School District	315	A
The Indianapolis Local Public Improvement Bond Bank, Indiana	305	AA-
Puerto Rico Aqueduct & Sewer Authority	288	BBB-
Chicago Illinois Public Schools	285	A+
New York MTA Transportation Authority	283	A
Piedmont Municipal Power Authority - South Carolina	272	A-
American Municipal Power-Ohio, Inc. - Prairie State	269	A
Metro Wash Airports Authority Dulles Toll Road	269	BBB+
Kentucky (Commonwealth of)	263	AA-
New Jersey Higher Education Student Assistance 2008-A	263	A
Massachusetts Turnpike Authority Revenue Stream	260	A
Chicago Transit Authority Capital Grant Receipts	252	A
Louisville Arena Authority Inc.	247	BBB-
Dallas (City of) Texas Civic Center Convention Complex	243	A
Long Island Power Authority	240	A-
North Carolina Eastern Municipal Power Agency	239	BBB
Louisiana (State of)	236	AA-
Oakland (City of) California General Obligation	226	A
Florida (State of) Department of Environmental Protection	222	A+
Virtua Health - New Jersey	221	A
Orange County Schools, Florida	218	A+
Massachusetts (Commonwealth of)	213	AA
Nassau County, New York	209	A
District of Columbia Water and Sewer Authority Public Utility Bonds	205	A+
Yankee Stadium LLC (New York City Industrial Development Authority)	205	BBB-
North Carolina Turnpike Authority - Triangle Expressway	204	BBB-
Orlando Tourist Development Tax - Florida	200	A
Iowa Health System	195	A+
Jefferson County Alabama Sewer	192	D
Port Authority of New York and New Jersey	190	AA-
Matanuska-Sustina Borough, AK	180	A+
Indianapolis Gas Utility Revenue Stream	170	A

Total top 50 U.S. public finance exposures	$17,659

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Assured Guaranty Corp.
Largest Exposures by Sector (2 of 4)
As of December 31, 2010
(dollars in millions)

50 Largest U.S Structured Finance Exposures

Credit name:	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement
Deutsche Alt-A Securities Mortgage Loan 2007-2	$582	CCC	1.6%
ARES Enhanced Credit Opportunities Fund	506	AAA	42.5%
280 Funding I	495	AAA	39.1%
Private Consumer Receivable Transaction	488	Super Senior	49.4%
Private Structured Credit Transaction	400	BBB+	N/A
MortgageIT Securities Corp. Mortgage Loan 2007-2	390	B	10.3%
SLM Private Credit Student Trust 2007-A	375	AAA	11.3%
Private Residential Mortgage Transaction	346	CCC	24.8%
Deutsche ALT-A Securities Mortgage Loan 2007-3	343	B	6.2%
Private Residential Mortgage Transaction	341	B	21.8%
KKR Financial CLO 2007-1	341	AAA	51.4%
Sandelman Finance 2006-1 Limited	338	AAA	40.5%
Private Residential Mortgage Transaction	337	BBB-	22.0%
SLM Student Loan Trust 2007-6	333	AAA	3.4%
CWALT Alternative Loan Trust 2007-HY9	317	CCC	6.4%
Liberty CLO LTD Series	316	Super Senior	36.0%
Private Residential Mortgage Transaction	310	BB	21.8%
Private Residential Mortgage Transaction	310	B	14.7%
ARES Enhanced Credit Opportunities Fund	308	AAA	42.5%
Private Consumer Receivable Transaction	300	Super Senior	62.2%
Symphony Credit Opportunities Fund	295	AAA	46.2%
Countrywide Home Equity Loan Trust 2007-D	277	CCC	0.0%
Wasatch CLO, LTD.	273	AAA	22.6%
AAA Trust 2007-2	273	CCC	34.5%
CDX.NA.IG.8 5-YR 30-100%	273	Super Senior	30.3%
Geer Mountain Financing, LTD.	270	AAA	31.0%
Cent CDO XI Limited	270	AAA	21.9%
SLM Private Credit Student Loan Trust 2006-C	267	AAA	10.5%
Southfork CLO LTD. Series 2005-A1	265	AAA	29.6%
Alesco Preferred Funding XIV	264	BBB-	28.4%
Advantage Capital Holdings II, L.L.C.	262	A-	N/A
HSAM Long/Short 2007-2	255	AAA	30.4%
Babcock & Brown Air Funding I LTD. Series 2007-1	245	A-	N/A
Sandelman Finance 2006-2, LTD.	235	AAA	33.5%
Fortress Credit Funding I LP	234	Super Senior	41.6%
Fortress Credit Funding III	234	AAA	50.5%
Newstar Credit Opportunities Funding II LTD	231	AAA	30.5%
Kodiak CDO II	231	AA	49.3%
Blue Mountain CLO LTD. 2005-1	227	Super Senior	34.5%
CDX.NA.IG.4 7-YR 30-100%	225	Super Senior	29.7%
Kingsland IV	225	AAA	21.1%
Baker Street CLO II	224	AAA	21.9%
RAIT Preferred Funding II, LTD.	223	AAA	47.5%
Denali Credit Opportunity Fund	221	AAA	32.0%
Taberna Preferred Funding IV, LTD.	219	CCC	26.1%
Kingsland V	219	AAA	25.0%
Franklin CLO V Limited	219	AAA	26.1%
Foothill CLO I, LTD.	217	AAA	27.5%
Taberna Preferred Funding III, LTD.	215	CCC	16.7%
Alesco Preferred Funding XVI, LTD.	215	B-	7.8%

Total top 50 U.S. structured finance exposures	$14,779

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA- rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Corp.
Largest Exposures by Sector (3 of 4)
As of December 31, 2010
(dollars in millions)

25 Largest Non-U.S. Exposures

Credit name:	Net Par Outstanding	Internal Rating [1]
Essential Public Infrastructure Capital II	$735	Super Senior
Fortress Credit Investments I	734	AAA
Global Senior Loan Index Fund 1 B.V.	439	Super Senior
Windmill CLO I PLC	412	Super Senior
Paragon Mortgages (No.13) PLC	348	AAA
Broadcast Australia Finance	347	BBB
Harvest CLO III	340	AAA
RMF Euro CDO V PLC	318	AAA
Taberna Europe CDO I PLC	299	BBB-
International Infrastructure Pool	298	A-
International Infrastructure Pool	298	A-
International Infrastructure Pool	298	A-
Wood Street CLO V B.V.	293	Super Senior
Neptuno CLO I B.V.	287	AAA
Halcyon Structured Management Europe CLO 2007-I	282	Super Senior
Airspeed Limited Series 2007-1	275	BBB+
Alpstar CLO 2 PLC	273	Super Senior
Taberna Europe CDO II PLC	265	BBB-
Highlander Euro CDO	261	Super Senior
Dalradian European CLO IV B.V.	240	AAA
North Westerly CLO III B.V.	228	AAA
Stichting Profile Securitisation I	221	Super Senior
Dalradian European CLO II B.V.	206	AA
RMF Euro CDO IV PLC	201	AAA
Dalradian European CLO III B.V.	193	Super Senior

Total top 25 largest non-U.S. exposures	$8,091

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Corp.
Largest Exposures by Sector (4 of 4)
As of December 31, 2010
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicers Exposures

Servicer:	Net Par Outstanding
Bank of America, N.A. [1]	$2,663
Wells Fargo Bank, N.A.	1,477
GMAC Mortgage Corporation	1,431
American Home Mortgage Servicing, Inc.	1,149
JPMorgan Chase Bank	765
Ocwen Loan Servicing, LLC.	348
Carrington Mortgage Services	327
Wilshire Credit Corporation	324
Select Portfolio Servicing, Inc.	239
OneWest Bank Group LLC	225

Total top 10 U.S. residential mortgage servicers exposures	$8,948

10 Largest U.S. Healthcare Exposures

Credit name:	Net Par Outstanding	Internal Rating [2]	State
Virtua Health - New Jersey	$221	A	NJ
Iowa Health System	195	A+	IA
CHRISTUS Health	167	A+	TX
Children's Hospital - Alabama	162	A+	AL
Integris Health, Inc.	162	AA-	OK
Fairview Health Services	157	A	MN
Spartanburg Regional Medical Center	141	A	SC
Essentia Health	139	A-	MN
Meridian Health System	135	A-	NJ
Methodist Healthcare, TN	135	A	TN

Total top 10 U.S. healthcare exposures	$1,614

  1. Includes Countrywide Home Loans Servicing LP.

  2. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Assured Guaranty Corp.
Loss and Loss Adjustment Expense ("LAE") Reserves and Credit Impairment by Segment
(in millions)

	As of December 31, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Total Financial Guaranty	Other	Total
Insurance reserves:
Gross	$175.8	$54.1	$229.9	$1.2	$231.1
Ceded	66.9	-	66.9	1.2	68.1

Net insurance reserves	$108.9	$54.1	$163.0	$-	$163.0

Salvage and subrogation recoverable:
Gross	$181.9	$2.1	$184.0	$-	$184.0
Ceded [1]	52.4	-	52.4	-	52.4

Net salvage and subrogation recoverable	$129.5	$2.1	$131.6	$-	$131.6

Credit impairment on credit derivative contracts [2]:
Gross	$479.4	$-	$479.4	$-	$479.4
Ceded	92.4	-	92.4	-	92.4

Net credit derivative credit impairment	$387.0	$-	$387.0	$-	$387.0

Net loss and LAE reserves on financial guaranty insurance and credit derivative contracts, net of reinsurance [3]
Net loss and LAE reserves on financial guaranty contracts net of ceded reinsurance	$108.9	$54.1	$163.0
Credit impairment on credit derivative contracts	387.0	-	387.0

Net Loss and LAE reserves and credit impairment	$495.9	$54.1	$550.0

1. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

2. Credit derivative assets and liabilities recorded on the balance sheet incorporate credit impairment on credit derivatives.

3. Gross of salvage and subrogation assets.

Assured Guaranty Corp.
Rollforward of Net Expected Loss and LAE to be Paid
As of December 31, 2010
(in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended December 31, 2010

Financial Guaranty Insurance Contracts and Credit Derivatives	Expected Loss to be Paid as of September 30, 2010	Loss Development and Accretion of Discount for 4Q-10 [1]	Less: Paid Losses 4Q-10	Expected Loss to be Paid as of December 31, 2010
U.S. RMBS
First lien:
Prime first lien	$1.3	$(0.5)	$-	$0.8
Alt-A first lien	155.9	47.1	7.7	195.3
Alt-A option ARMs	140.3	(0.8)	0.5	139.0
Subprime first lien	82.0	20.6	2.7	99.9

Total first lien	379.5	66.4	10.9	435.0
Second lien:
Closed end seconds	(16.5)	26.5	16.3	(6.3)
HELOC	(249.2)	162.3	31.4	(118.3)

Total second lien	(265.7)	188.8	47.7	(124.6)

Total U.S. RMBS	113.8	255.2	58.6	310.4
TruPS	72.6	(2.3)	2.5	67.8
Other structured finance	170.4	(115.9)	(12.6)	67.1
Public finance	21.9	29.8	4.4	47.3

Total	$378.7	$166.8	$52.9	$492.6

Rollforward of Net Expected Loss and LAE to be Paid for the Year Ended December 31, 2010

Financial Guaranty Insurance Contracts and Credit Derivatives	Expected Loss to be Paid as of January 1, 2010	Loss Development and Accretion of Discount for 2010 [1]	Less: Paid Losses During 2010	Expected Loss to be Paid as of December 31, 2010
U.S. RMBS
First lien:
Prime first lien	$-	$0.8	$-	$0.8
Alt-A first lien	125.4	76.8	6.9	195.3
Alt-A option ARMs	128.3	34.4	23.7	139.0
Subprime first lien	48.2	59.0	7.3	99.9

Total first lien	301.9	171.0	37.9	435.0
Second lien:
Closed end seconds	17.4	25.7	49.4	(6.3)
HELOC	(107.5)	71.4	82.2	(118.3)

Total second lien	(90.1)	97.1	131.6	(124.6)

Total U.S. RMBS	211.8	268.1	169.5	310.4
TruPS	45.4	24.9	2.5	67.8
Other structured finance	24.7	23.3	(19.1)	67.1
Public finance	55.8	23.1	31.6	47.3

Total	$337.7	$339.4	$184.5	$492.6

1. Includes the effect of changes in the Company's estimate of future recovery on representations and warranties ("R&W").

Assured Guaranty Corp.
Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Three Months Ended December 31, 2010

	Future Net R&W Benefit at September 30, 2010	Development and Accretion of Discount During 4Q-10	Less: R&W Recovered During 4Q-10	Future Net R&W Benefit at December 31, 2010
Financial guaranty insurance:
Prime first lien	$0.5	$0.1	$-	$0.6
Alt-A first lien	10.1	-	-	10.1
Alt-A option ARMs	16.8	11.0	13.5	14.3
Subprime first lien	-	-	-	-
Closed end seconds	63.1	3.9	-	67.0
HELOC	174.2	(7.0)	4.7	162.5

Total	$264.7	$8.0	$18.2	$254.5

Credit derivatives	$62.6	$(13.8)	$-	48.8

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Year Ended December 31, 2010

	Future Net R&W Benefit at December 31, 2009	R&W Development and Accretion of Discount During 2010	Less: R&W Recovered During 2010	Future Net R&W Benefit at December 31, 2010
Financial guaranty insurance:
Prime first lien	$-	$0.6	$-	$0.6
Alt-A first lien	8.8	1.3	-	10.1
Alt-A option ARMs	16.3	13.6	15.6	14.3
Subprime first lien	-	-	-	-
Closed end seconds	64.2	2.8	-	67.0
HELOC	193.4	(2.9)	28.0	162.5

Total	$282.7	$15.4	$43.6	$254.5

Credit derivatives	$24.4	$24.4	$-	48.8

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Debt Services on Policies With R&W Benefit as of December 31, 2010 and 2009

	# of Insurance Policies with R&W Benefit Recorded as of December 31,		Outstanding Principal and Interest on Policies with R&W Benefit Recorded as of December 31,
	2010	2009	2010	2009
Financial guaranty insurance:
Prime first lien	1	-	$28.6
Alt-A first lien	6	6	353.3	312.8
Alt-A option ARMs	1	1	67.9	81.3
Subprime first lien	-	-	-	-
Closed end seconds	2	2	156.5	187.9
HELOC	3	3	492.3	606.3

Total	13	12	$1,098.6	$1,188.3

Credit derivatives	6	1	$2,626.4	$1,496.4

Assured Guaranty Corp.
Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid
As of December 31, 2010
(in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions	4Q-10 Losses Incurred	2010 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Expected Loss to be Expensed
Financial guaranty direct and reinsurance:
First lien:
Prime first lien	$486.5	$0.2	$0.5	$0.6	$-	$-
Alt-A first lien	2,551.3	42.7	56.2	171.8	-	1.5
Alt-A option ARMs	754.2	14.9	33.9	137.8	-	1.1
Subprime first lien	626.8	26.3	62.8	91.5	-	1.5

Total first lien	4,418.8	84.1	153.4	401.7	-	4.1
Second lien:
Closed end seconds	200.1	7.2	4.0	6.0	16.2	3.9
HELOC	492.4	24.7	39.9	2.3	120.7	0.1

Total second lien	692.5	31.9	43.9	8.3	136.9	4.0

Total U.S. RMBS	5,111.3	116.0	197.3	410.0	136.9	8.1
Other structured finance	3,123.7	1.1	53.4	113.0	2.3	6.3
Public finance	1,001.4	14.6	10.6	44.4	1.3	3.8

Total financial guaranty direct and reinsurance	$9,236.4	$131.7	$261.3	$567.4	$140.5	$18.2

Effect of consolidating financial guaranty VIEs	-	(5.2)	(5.5)	(17.4)	(8.9)	(0.8)

Total	$9,236.4	$126.5	$255.8	$550.0	$131.6	$17.4

Assured Guaranty Corp.
Summary of Statutory Financial and Statistical Data
(dollars in millions)

	Year Ended December 31,
	2010	2009	2008	2007	2006
Statutory Data
Net income (loss)	$(182.1)	$(243.1)	$27.7	$71.6	$64.3
Policyholders' surplus	$854	$1,224	$378	$400	$286
Contingency reserve	703	556	712	582	631

Qualified statutory capital	1,557	1,780	1,090	982	917
Unearned premium reserve	877	887	570	302	239
Loss and LAE reserves	448	280	15	12	15

Total policyholders' surplus and reserves	2,882	2,947	1,675	1,296	1,171
Present value of installment premium	539	612	566	554	356
Standby line of credit / stop loss	200	200	200	280	455

Total claims-paying resources	$3,621	$3,759	$2,441	$2,130	$1,982

Statutory Financial Ratios
Loss and LAE ratio	181.8%	243.9%	90.3%	(13.5)%	4.5%
Expense ratio	66.0%	15.4%	11.5%	49.9%	64.8%

Combined ratio	247.8%	259.3%	101.8%	36.4%	69.3%

Other Financial Information (Statutory Basis)
Net debt service outstanding (end of period)	$171,037	$186,606	$164,283	$128,351	$85,522
Gross debt service outstanding (end of period)	238,455	259,867	225,152	172,046	112,115
Net par outstanding (end of period)	118,898	130,468	111,025	94,127	68,370
Gross par outstanding (end of period)	165,227	180,765	152,801	127,743	91,858
Ceded par to all Assured Guaranty companies	42,989	46,411	37,372	29,087	22,569
Ratios:
Par insured to statutory capital	76:1	73:1	102:1	75:1	75:1
Capital ratio [1]	110:1	105:1	151:1	93:1	93:1
Financial resources ratio [2]	47:1	50:1	67:1	43:1	43:1
Gross debt service written:
Public finance — U.S.	$5,876	$78,012	$56,864	$8,142	$3,440
Public finance — non-U.S.	51	522	771	5,202	7,402
Structured finance — U.S.	2,962	2,480	13,228	35,396	26,848
Structured finance — non-U.S.	-	-	5,265	10,061	5,843

Total gross debt service written	$8,889	$81,014	$76,128	$58,801	$43,533

1. The capital ratio is calculated by dividing net par and interest insured divided by qualified statutory capital.

2. The financial resources ratio is calculated by dividing net par and interest insured by total claims paying resources.

 Glossary

Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s 10-K report for the year ended December 31, 2010.

General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution's revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the UK.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other public finance: primarily includes government insured student loans, government-sponsored project finance and structured municipal which includes excess of loss reinsurance on portfolios of municipal credits.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Mortgage-Backed Securities ("CMBS") and other real estate related exposures are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Endnotes related to non-GAAP financial measures discussed in the financial supplement:

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Assured Guaranty's management and board of directors utilize non-GAAP measures in evaluating the Company's financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income:    Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared to the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Corp., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the after-tax realized gains (losses) on the Company's investments, including other than temporary impairments, and credit and interest rate related gains and losses from sales of securities. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate related gains or losses, is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

  5)
  Elimination of the effects of consolidating certain financial guaranty VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  6)
  Elimination of goodwill impairment.

Operating Shareholder's Equity:    Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholder's equity attributable to Assured Guaranty Corp., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax unrealized gains (losses) on the Company's investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss.

Operating return on equity ("Operating ROE"):    Operating ROE represents operating income for a specified period divided by the average of operating shareholders' equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company's return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value:    Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

  1)
  Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods.

  2)
  Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

  3)
  Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue:    Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents the Company's tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production:    Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company's tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and credit derivative revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Contacts: Equity Investors: Sabra Purtill Managing Director, Investor Relations (212) 408-6044 spurtill@assuredguaranty.com
Ross Aron Assistant Vice President, Investor Relations (212) 261-5509 raron@assuredguaranty.com

Assured Guaranty Corp. 31 West 52nd Street New York, NY 10019 (212) 974-0100 www.assuredguaranty.com
Fixed Income Investors:
Robert Tucker
Managing Director, Fixed Income Investor Relations
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

 Media:
Betsy Castenir
Managing Director, Corporate Communications
(212) 339-3424
bcastenir@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com

QuickLinks

  Exhibit 99.1
Assured Guaranty Corp. December 31, 2010 Financial Supplement
Assured Guaranty Corp. Selected Financial Highlights (dollars in millions)
Assured Guaranty Corp. Consolidated Statements of Operations (dollars in millions)
Assured Guaranty Corp. Net Income (Loss) Reconciliation to Operating Income (1 of 2) (in millions)
Assured Guaranty Corp. Net Income (Loss) Reconciliation to Operating Income (2 of 2) (in millions)
Assured Guaranty Corp. Consolidated Balance Sheets (in millions)
Assured Guaranty Corp. Claims Paying Resources (dollars in millions)
Assured Guaranty Corp. New Business Production (in millions)
Assured Guaranty Corp. Financial Guaranty Gross Par Written (in millions)
Assured Guaranty Corp. Underwriting Gain (Loss) (in millions)
Assured Guaranty Corp. Investment Portfolio, Available-For-Sale As of December 31, 2010 (dollars in millions)
Assured Guaranty Corp. Estimated Net Exposure Amortization 1 and Estimated Future Net Earned Premium and Credit Derivative Revenues (in millions)
Assured Guaranty Corp. Present Value ("PV") of Financial Guaranty Insurance Net Loss to be Expensed (in millions)
Assured Guaranty Corp. Financial Guaranty Profile (1 of 3) (in millions)
Assured Guaranty Corp. Financial Guaranty Profile (2 of 3) (in millions)
Assured Guaranty Corp. Financial Guaranty Profile (3 of 3) (dollars in millions)
Assured Guaranty Corp. Direct Pooled Corporate Obligations Profile (dollars in millions)
Assured Guaranty Corp. Consolidated U.S. RMBS Profile (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct U.S. RMBS Profile (1 of 2) (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct U.S. RMBS Profile (2 of 2) (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct U.S. Commercial Real Estate Profile (dollars in millions)
Assured Guaranty Corp. Direct U.S. Consumer Receivables Profile (dollars in millions)
Assured Guaranty Corp. Direct Credit Derivative Net Par Outstanding Profile (dollars in millions)
Assured Guaranty Corp. Below Investment Grade Exposures (1 of 3) As of December 31, 2010 (in millions)
Assured Guaranty Corp. Below Investment Grade Exposures (2 of 3) As of December 31, 2010 (dollars in millions)
Assured Guaranty Corp. Below Investment Grade Exposures (3 of 3) As of December 31, 2010 (dollars in millions)
Assured Guaranty Corp. Largest Exposures by Sector (1 of 4) As of December 31, 2010 (dollars in millions)
Assured Guaranty Corp. Largest Exposures by Sector (2 of 4) As of December 31, 2010 (dollars in millions)
Assured Guaranty Corp. Largest Exposures by Sector (3 of 4) As of December 31, 2010 (dollars in millions)
Assured Guaranty Corp. Largest Exposures by Sector (4 of 4) As of December 31, 2010 (dollars in millions)
Assured Guaranty Corp. Loss and Loss Adjustment Expense ("LAE") Reserves and Credit Impairment by Segment (in millions)
Assured Guaranty Corp. Rollforward of Net Expected Loss and LAE to be Paid As of December 31, 2010 (in millions)
Assured Guaranty Corp. Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid As of December 31, 2010 (in millions)
Assured Guaranty Corp. Summary of Statutory Financial and Statistical Data (dollars in millions)
Glossary